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[LOGO APPEARS HERE]                                                 Exhibit 99.5

                                                                   Press Release


CONTACT:

Chuck Herring

Media Relations, EarthWatch Incorporated cherring@digitalglobe.com
303.682.3820 (Direct)
800-496-1225 (CUSTOMER SERVICE LINE FOR PUBLICATION)

For Immediate Release

               EARTHWATCH ANNOUNCES QUICKBIRD 1 SATELLITE A LOSS

LONGMONT, Colorado, November 21, 2000, EarthWatch Incorporated today announced the loss of the QuickBird 1 remote sensing satellite. The announcement follows a launch failure of the 1-meter resolution commercial imaging satellite on November 20 (GMT), 2000 from Plesetsk, Russia. Initial indications are that the QuickBird 1 failed to achieve its proper orbit.

EarthWatch President and Chief Executive Officer, Herb Satterlee, stated, "The loss of QuickBird 1 is a great disappointment not just to EarthWatch, but to customers worldwide who are eager to receive high-resolution commercial imagery from EarthWatch. EarthWatch is currently reviewing a range of options to determine what is in the best interest of their stakeholders, including employees. We will provide more information when it becomes available."

EarthWatch is a commercial imagery and information content provider located in Longmont, Colorado. The company offers imagery through the digitalglobe.com on-line imagery store, an Internet-based global archive of geographic information. It is also launching its own constellation of earth imaging satellites, allowing the company to provide high-resolution panchromatic and multispectral imagery to commercial businesses and governments worldwide.

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